Exhibit 10.1

FIRST AMENDMENT
TO
FOURTH AMENDED AND RESTATED
ADVISORY MANAGEMENT AGREEMENT

This First Amendment to The Fourth Amended And Restated Advisory Management Agreement (the “Amendment”) is entered into effective as of the 6th day of June, 2015 by and between Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Company”), and Behringer Harvard Opportunity Advisors II, LLC, a Texas limited liability company (the “Advisor”).
RECITALS
WHEREAS, the Company and the Advisor previously entered into that certain Fourth Amended and Restated Advisory Management Agreement dated June 6, 2014 (the “Agreement”).
WHEREAS, pursuant to Section 6.07 of the Agreement, the Company and the Advisor desire to amend the Agreement, among other things, to reduce the Administrative Services Fee (as defined below) and to provide that compensation for RETA Services (as defined below) will be charged in addition to the Administrative Services Fee.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:
1.    Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.
2.    Amendments to Article I. Effective as of January 1, 2015, Article I is hereby amended by replacing the definition “Administrative Services Fee” and “Construction Fees” with the definitions of “Administrative Services Fee” and “Construction Fees” set forth below and adding the following definitions:
Administrative Services Fee. Fee payable to the Advisor for providing the Administrative Services pursuant to Section 3.02(e). The Administrative Services Fee is in addition to the Asset Management Fee, Debt Financing Fee, the Acquisition Fee and Development Fee and is intended to reimburse for all costs associated with providing the Administrative Services, including without limitation the Fully Burdened Compensation, Hard Costs and Business Operations Infrastructure Costs attributable to Advisor Personnel (other than RETA Personnel and Advisor Personnel providing services for which the Advisor is paid an Asset Management Fee, Debt Financing Fee, Acquisition Fee or Development Fee) performing services for the Company pursuant to this Agreement.
Advisor Personnel. Any person employed by the Advisor or any Affiliate of the Advisor who performs services on behalf of the Advisor for the Company.
Business Operations Infrastructure Costs. The costs associated with maintaining business operations infrastructure that can be shared between the Company and other investment funds sponsored by Affiliates of the Advisor to achieve operational cost

First Amendment to Fourth Amended and Restated Advisory Management Agreement

efficiency, including: (1) network infrastructure, computers and information technology; (2) business center costs; (3) office management services; (4) human resource services; (5) office space costs; (6) rent for office space for shared service functions; (7) office furniture and equipment; (8) telephone and communications; (9) general office supplies costs; and (10) kitchen food and beverage costs.
Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property pursuant to the Amended and Restated Property Management and Leasing Agreement, dated August 13, 2008, by and among the Company, Behringer Harvard Opportunity OP II LP, and Behringer Harvard Opportunity I Management Services, LLC, as amended from time to time.
Fully Burdened Compensation. Direct costs associated with salaries and wages and the related employment taxes and benefits for Advisor Personnel who are generally associated within a specific department or group whose job duties and responsibilities are aligned.
Hard Costs.  The actual costs of goods, services, and materials incurred by the Advisor, including: (1) mobile phones and personal communication costs; (2) travel and hotel expenses; (3) meals and entertainment; (4) conference fees and related charges; (5) employee recruiting fees; (6) employee relocation costs; (7) employee gifts and other; (8) contract labor; (9) education and training; (10) dues, subscriptions and licenses; (11) office supplies; (12) printing costs; (13) computer accessories and software and licensing costs; (14) postage, shipping and courier expenses.
HPT. Harvard Property Trust, LLC, an Affiliate of the Advisor and the legal employer of Advisor Personnel.
RETA Personnel. Advisor Personnel who are regularly assigned to the Real Estate Transaction Administration department of HPT. RETA Personnel are a subset of Advisor Personnel and provide services to the Advisor, its Affiliates and other investment funds sponsored by or associated with HPT in connection with asset acquisition, financing, and disposition of assets.
RETA Services. Services provided by RETA Personnel in connection with the acquisition, financing, or disposition of Assets. RETA Services include management of the acquisition, financing, and disposition processes, and performance of services in support of acquisition, financing, and disposition transactions, including (1) review and preparation of due diligence materials associated with the transactions, (2) supervision or performance of site visits and tenant interviews, (3) review of rent rolls, (4) verification of leases and other contracts relating to the ownership, capital structure or operations of an Asset, and (5) review of environmental and property condition reports.
3.    Amendment to Section 3.01(e). Effective as of January 1, 2015, Section 3.01(e) of the Agreement is hereby deleted in its entirety and replaced with the following:
(e)    Administrative Services Fee. The Company shall pay the Advisor an Administrative Services Fee in the amount of $1,450,000 per calendar year, payable in four equal quarterly installments within 45 days of the end of each calendar quarter beginning with calendar year 2015. Notwithstanding anything to the contrary, including Section 3.02

First Amendment to Fourth Amended and Restated Advisory Management Agreement

of this Agreement, no additional fees or expense reimbursement shall be payable to the Advisor in connection with the provision of the Administrative Services (whether or not paid to a third party) without the prior consent of the Board.
4.    Amendment to Section 3.02(a). Effective as of January 1, 2015, Section 3.02(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
(a)    In addition to the compensation paid to the Advisor pursuant to Section 3.01, the Company shall pay directly or reimburse the Advisor for the following costs and expenses paid or incurred by the Advisor:
(i)    Acquisition Expenses;
(ii)    costs associated with insurance required in connection with the business of the Company or by the Board;
(iii)    third-party expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;
(iv)    expenses of any third-party transfer agent for the Shares and third-party expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(v)    if the Board of Directors of the Company has preapproved the provision of RETA Services with respect to an Asset, the Company shall reimburse the Advisor for any Personnel Costs, Hard Costs and Business Infrastructure Costs (as determined by the Advisor based on its review of the time sheets or other billing records and receipts of the Advisor Personnel) attributable to the RETA Personnel while performing the preapproved RETA Services; and
(vi)    other expenses incurred by the Advisor and approved by the Board.
5.    Amendment to Section 3.02. Effective as of January 1, 2015, Section 3.02 is hereby amended by adding the following subsection (e):
(e)    For the avoidance of doubt, the Company shall not reimburse the Advisor for any Fully Burdened Compensation, Hard Costs and Business Operations Infrastructure Costs attributable to Advisor Personnel providing services for which the Advisor is paid an Asset Management Fee, Debt Financing Fee, Acquisition Fee or Development Fee.
6.    Amendment to Section 4.01. The Company and the Advisor desire to renew the Agreement for a one-year term commencing on June 6, 2015. Therefore, Section 4.01 of the Agreement is hereby deleted in its entirety and replaced with the following:
4.01    Term; Renewal. Subject to Section 4.02 below, this Agreement shall continue in force until June 6, 2016. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

First Amendment to Fourth Amended and Restated Advisory Management Agreement

7.    Deletion of Schedule A. Effective as of January 1, 2015, the Agreement is hereby amended by deleting Schedule A.
8.    Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.
9.    Counterparts. The parties agree that this Amendment has been or may be executed in multiple counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. This Amendment, to the extent signed and delivered by means of electronic mail or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were an original signed version thereof delivered in person. No party to this Amendment shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic mail or a facsimile machine as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.
[Signature Page Follows]

First Amendment to Fourth Amended and Restated Advisory Management Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

Behringer Harvard Opportunity REIT II, Inc.

By:	/s/ Andreas K. Bremer
Andreas K. Bremer
Its authorized signatory

Behringer Harvard Opportunity Advisors II, LLC

By:	/s/ Robert S. Aisner
Robert S. Aisner
President and Chief Executive Officer

5

First Amendment to Fourth Amended and Restated Advisory Management Agreement